As filed with the Securities and Exchange Commission on February 21, 2006

Registration No. 333-114078

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2 ON
FORM S-3 TO FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VITAL IMAGES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	42-1321776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5850 Opus Parkway, Suite 300

Minnetonka, Minnesota 55343

Telephone:  (952) 487-9500

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Michael H. Carrel

5850 Opus Parkway, Suite 300

Minnetonka, Minnesota 55343

Telephone:  (952) 487-9500

Facsimile:  (952) 487-9530

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

Michele D. Vaillancourt, Esq.

Winthrop & Weinstine, P.A.

225 South Sixth Street, Suite 3500

Minneapolis, Minnesota 55402

Telephone:  (612) 604-6400

Facsimile:  (612) 604-6800

Approximate date of commencement of proposed sale to the public:

From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

SUPPLEMENTAL NOTE:

This Post-Effective Amendment No. 2 on Form S-3 to Form S-1 (Registration No. 333-114078) is being filed to de-register 1,479,086 shares of common stock of Vital Images, Inc. (the “Registrant”).  The shares are among a total of 2,234,597 shares covered by the following registration statements (the “Registration Statements”) filed by the Registrant: (i) 1,500,000 shares covered by the Registration Statement on Form S-3, Registration No. 333-106328, and (ii) 734,597 shares covered by the Registration Statement on Form S-3, Registration Statement No. 333-114078.  On June 17, 2005, the Registrant filed Post-Effective Amendment No. 1 on Form S-1 to Form S-3, Registration No. 333-114078 (“Amendment No. 1”), to consolidate the two Registration Statements and to convert them into a Registration Statement on Form S-1.  The Registrant is filing this Post-Effective Amendment No. 2 on Form S-3 to Form S-1 because it is again eligible to use the Registration Statement on Form S-3 and to de-register 1,479,086 shares of its common stock covered by Amendment No. 1, including 300,000 shares of common stock that the Registrant has not issued and will not be obligated to issue under its agreement with the selling shareholders identified in Amendment No. 1 as former shareholders HInnovation, Inc.  The remaining 1,179,086 shares of the Registrant’s common stock covered by Amendment No. 1 that are being de-registered are available for sale pursuant to Rule 144(k) or Rule 144 under the Securities Act of 1933.  Based on information available to the Registrant, 755,511 shares of common stock were sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on February 21, 2006.

VITAL IMAGES, INC.

/s/ Michael H. Carrel
Michael H. Carrel
Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jay D. Miller	President, Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2006
Jay D. Miller

/s/ Michael H. Carrel	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 21, 2006
Michael H. Carrel

Douglas M. Pihl*	Director and Chairman of the Board

Vincent J. Argiro, Ph.D.*	Chief Technology Officer, Founder and Director

James B. Hickey, Jr.*	Director

Richard W. Perkins*	Director

Michael W. Vannier*	Director

Sven A. Wehrwein*	Director

*/s/ Jay D. Miller
Jay D. Miller As Attorney-in-Fact February 21, 2006